EXHIBIT 10(a)

                             GEOSCIENCE CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT

            AGREEMENT made effective the ____ day of ______, 199_, (the "Grant Date") between GEOSCIENCE CORPORATION, a Nevada corporation (the "Company"), and FIRSTNAME LASTNAME ("Optionee").

            To carry out the purposes of the GeoScience Corporation 1996 Equity Incentive Plan (First Amendment), to which this Agreement is expressly subject and a copy of which is attached hereto as EXHIBIT A, by affording Optionee the opportunity to purchase shares of Common Stock, par value $.01 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

            1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of -SHARES~- shares of Stock, on the terms and conditions set forth herein and in the Plan. It is intended that the Option qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            2. EXERCISE PRICE. The exercise price of the Option shall be $_____ per share.

            3. EXERCISE OF OPTION.

            (a) Subject to the further provisions of this Agreement, the Option granted pursuant to this Agreement shall not become exercisable until after one year following the date hereof and thereafter may be exercised upon the following terms:

                  (i) after such one year, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 25% of the aggregate number of shares subject to this Option;

                  (ii) after two years, this Option shall be exercisable for any number of shares up to and including but not in excess of, 50% of the aggregate number of shares subject to this Option;

                  (iii) after three years, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 75% of the aggregate number of shares subject to this Option; and

                  (iv) after four years, this Option shall be fully exercisable.

            (b) Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised by written notice (which complies in all respects with the provisions of this Agreement) to the Company at its principal executive office addressed to the attention of the Secretary of the Company, identifying the Option and specifying the number of shares that the Optionee decides to purchase, such exercise to be effective at the time of receipt of such written notice at the
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Company's principal executive office during normal business hours. The notice shall not be considered to be properly given unless accompanied by full payment and all documentation deemed appropriate by the Committee to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

            (c) The Option shall automatically be exercisable in full upon the occurrence of a "Change in Control" of the Company (as defined in the Plan).

            (d) Notwithstanding anything herein to the contrary, including, without limitation Paragraph 7, in no event shall the Option, or any part thereof, be exercisable after the tenth anniversary of the Grant Date.

            4.    FORFEITURE.

            (a) If, (x) at any time before this Option terminates, or (y) within one year after exercising any portion of this Option, whichever is later, the Optionee engages in any activity in competition with the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to the Optionee's employment with the Company for which either criminal or civil penalties against the Optionee may be sought, (ii) violation of Company policies, including, without limitation, the Company's insider trading policy, (iii) accepting employment with or serving as a consultant, advisor, or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present or future employee of the Company, (iv) disclosing or misusing any confidential information or material concerning the Company, or (v) participating in a hostile takeover attempt, then (1) this Option shall terminate effective as of the date on which the Optionee enters into such activity (the "Forfeiture Date"), unless terminated sooner by operation of another term or condition of this Option or the Plan, and (2) any gain realized by the Optionee upon exercising all or any portion of this Option during the twelve months prior to the Forfeiture Date or at any time on or after the Forfeiture Date shall be paid by the Optionee to the Company. As used in this Paragraph 4, the term "Company" shall mean the Company including its subsidiaries, its parent and any subsidiary of the parent of the Company.

            (b) By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company), to the extent of the amounts the Optionee owes the Company under this paragraph 4. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes the Company, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

            (c) The Optionee may be released from the obligations stated above only if the Compensation Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

            5. PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of the Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Stock owned by the Optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full Option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the

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Optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the Optionee chooses to pay the Option exercise as provided in
(ii)(b) above, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instructions will be received subject to collection.

            6. NON-TRANSFERABILITY. The Option may not be transferred by Optionee separately or otherwise than by will or the laws of descent and distribution.

            7.   TERMINATION OF EMPLOYMENT.

            (a) If the Optionee's employment with the Company, its Subsidiaries or its Affiliates is terminated for reasons other than (i) retirement, after reaching age 55, with the consent of the Company or the individual's employing Subsidiary or Affiliate, as the case may be ("Retirement"), (ii) permanent disability as defined in Section 22(d) of the Code or (iii) death, the Option shall be exercisable by the Optionee, subject to paragraphs 3(d) and 4 above, only within three months after such termination and only to the extent the Option was exercisable on the date of termination of employment.

            (b) If, however, any termination of employment is due to Retirement or permanent disability, the Option shall be exercisable by the Optionee at any time, subject to paragraphs 3(d) and 4 above, after such termination of employment, only to the extent the Option was exercisable on the date of termination of employment.

            (c) If the Optionee shall die while entitled to exercise the Option, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right at any time, subject to the provisions of paragraphs 3(d) and 4 above, to exercise the Option, only to the extent that the Optionee was entitled to exercise the same on the day of the Optionee's death.

            (d) Except as provided above in this paragraph 7 , to the extent the Option is not exercisable on such termination of employment, the Option, or applicable portion thereof, shall be terminated and forfeited in full.

            8. WITHHOLDING OF TAX. Any issuance of Stock pursuant to the exercise of the Option under this Agreement shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of such date ("Tax Amounts"). Such arrangements may, at the discretion of the Committee, include allowing the Optionee to tender to the Company shares of Stock owned by Optionee, or to request the Company to withhold a portion of the shares of Stock being acquired pursuant to the exercise or otherwise distributed to Optionee, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company. Payment instruments will be received subject to collection.

            9. SECURITIES MATTERS. The Option granted herein shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing,

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registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board.

            10. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, the Optionee shall be considered to be in the employment of the Company as long as the Optionee remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 424 of the Code) or affiliate of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new agreement for this Agreement, provided, however, it is recognized that if the Optionee ceases to be an employee of the Company or a subsidiary thereof, the Option may cease to qualify as an "incentive stock option," depending on the facts then existing. Any question as to whether and when there has been a termination of such employment, for purposes of this Agreement, and the cause of such termination, for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give the Optionee any right to continued employment or affect in any manner the right of the Company or any Subsidiary or parent corporation to terminate the employment of the Optionee.

            11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee. This Agreement and all actions taken shall be governed by and constructed in accordance with the laws of the State of Texas. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Committee shall have authority to construe the terms of this Agreement, and the Committee's determinations shall be final and binding on the Optionee and the Company.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Optionee has executed this Agreement as of the day and year first above written.


                                    GEOSCIENCE CORPORATION


                                    By:____________________
                                        President


                                    OPTIONEE


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                                    FirstName LastName

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